Exhibit 10.1

SUBSCRIPTION AGREEMENT

MabVax Therapeutics Holdings, Inc.
11535 Sorrento Valley Road, Suite 400
San Diego, CA 92121

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with you as follows:

1.	This Subscription Agreement (this “Agreement”) is made as of the date set forth below between MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”) and the Investor.

2.
The Company has authorized the sale and issuance of (i) up 4,000,000 shares (the “Shares” or the “Securities”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) for a purchase price of $0.50 per Share (the “Offering”). The Offering and issuance of the Securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (No. 333-219291), including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Securities and Exchange Commission (the “Commission”) and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under such rules and regulations (collectively, the “Registration Statement”).

3.
As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor such number of Shares as is set forth on the signature page hereto. Certificates representing the Shares purchased by the Investor will not be issued to the Investor; instead, such Shares will be credited to the Investor using customary procedures for book-entry transfer through the facilities of The Depository Trust Company.

4.
The completion of the purchase and sale of the Securities shall occur on the third day following the date hereof on which The NASDAQ Capital Market is open for trading, or such other time not later than 3 business days after such date as shall be agreed upon by the Company and the Investor (the “Closing”). At the Closing, (a) the Company shall cause its transfer agent to release to the Investor the number of Shares being purchased by the Investor, and (b) the aggregate purchase price for the Securities being purchased by the Investor will be delivered by or on behalf of the Investor to the Company. Settlement for the Shares shall occur via Deposit/Withdrawal At Custodian. The provisions set forth in Exhibit A hereto shall be incorporated herein by reference as if set forth fully herein.

5.
The Company has filed with the Commission a prospectus (the “Base Prospectus”) and will promptly file a final prospectus supplement (collectively with the Base Prospectus, the “Prospectus”) with respect to the Registration Statement in conformity with the Securities Act, including Rule 424(b) thereunder. The Company will cause to be delivered or made available a copy of the Prospectus to the Investor prior to Closing and the Investor hereby consents to the receipt of the Company’s Prospectus in portable document format, or .pdf, via e-mail.

6.	The Company hereby makes the following representations, warranties and covenants to the Investor:

(a) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

 (b) The Company shall (i) before 8:30 A.M., New York City time, on September 12, 2017, issue a press release, disclosing all material aspects of the transactions contemplated hereby, (ii) on September 12, 2017, file with the Commission a Current Report on Form 8-K, disclosing the material terms and conditions of the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby.

(c) The Company shall not sell, offer for sale or solicit offers to buy any security (as defined in Section 2 of the Securities Act) in a transaction that would be (i) integrated with the offer or sale of the Securities for purposes of the rules and regulations of The NASDAQ Capital Market and (ii) would require approval of the Company’s stockholders prior to the closing of such other transaction, unless such stockholder approval is obtained before the closing of such other transaction.

(d) If the Company applies to have the Common Stock traded on any trading market other than The NASDAQ Capital Market, it will then include in such application all of the Shares, and will take such other action as is reasonably necessary to cause all of the Common Stock to be listed or quoted on such other trading market as promptly as possible.

7.	The obligations of the Company and the Investor to complete the transactions contemplated by this Agreement shall be subject to the following:

(a) The Company’s obligation to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the signature page hereto and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b) The Investor’s obligation to purchase the Securities shall be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date.

8.	The Investor hereby makes the following representations, warranties and covenants to the Company:

(a) The Investor represents that it has received or had full access to the Base Prospectus as well as the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Agreement.

(b) The Investor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Agreement has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

(c) The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

(d) The making, execution and performance of this Agreement by the Investor and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter, bylaws or other organizational documents of such Investor, as applicable, or (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over such Investor or its properties, except for any conflict, breach, violation or default which is not reasonably likely to have a material adverse effect on such Investor’s performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

(e) Reserved.

(f) Reserved.

(g) The Investor acknowledges that the Company will have the authority to issue shares of Common Stock, in excess of those being issued in connection with the Offering, and that the Company may issue additional shares of Common Stock from time to time. The issuance of additional shares of Common Stock may cause dilution of the existing shares of Common Stock and a decrease in the market price of such existing shares.

(h) If the Investor is a retirement plan or is investing on behalf of a retirement plan, the Investor acknowledges that an investment in the Securities poses additional risks, including the inability to use losses generated by an investment in the Securities to offset taxable income.

(i) The Investor acknowledges that no action had been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

(j) The Investor acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations, warranties and acknowledgements deemed to have been made by it by its purchase of the Securities is no longer accurate, the Investor shall promptly notify the Company. If the Investor is acquiring Securities as a fiduciary or agent for one or more investor accounts, it represents that is has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, warranties, acknowledgements and agreements on behalf of such account.

9.	Note Offering.

(a) Within 5 days of the Closing Date, the Company shall use its best efforts to exchange all of its outstanding shares of Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, and Series J Preferred Stock for junior secured convertible promissory notes in the aggregate amount of up to approximately $7.0 million, and to sell up to $750,000 of such notes for cash, such notes to bear interest at an interest rate equal to 4% per annum, mature on the 12 months anniversary of issue date, and be secured by a first priority security interest in all collateral of the Company not previously pledged to the existing senior lender to the Company (the “Notes”) and be convertible into Common Stock at a conversion price of $0.60 per share.

 (c) The Company shall prepare and within 30 days file a registration statement with the Commission on Form S-3, if available, or Form S-1, if Form S-3 is not available (the “Registration Statement”), to register the resale of the shares of Common Stock issuable upon conversion of the Notes and all shares referenced in section 10 hereof (the “Conversion Shares”) such registration to be declared effective within 60 days of the Closing Date (the “Filing Date”). The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible and, in any event, by 45 days following the Filing Date.  The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until all Conversion Shares covered by such Registration Statement have been sold, or may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144.

10.
In connection with the Offering, the Company has engaged Laidlaw & Company (UK) Ltd., as placement agent (the “Placement Agent”) on a non-exclusive basis.  The Company has agreed to (i) pay the Placement Agent a cash fee equal to 7% of the gross proceeds received by the Company from investors solely introduced to the Company by the Placement Agent as determined by the Company in its soled discretion and (ii) reimburse the Placement Agent for its legal fees and expenses in connection with the Offering up to $7,500. The Company shall issue 100,000 shares of Common Stock for due diligence and 100,000 shares of Common Stock to Company counsel in connection with legal fees and expenses.

10.
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

11.	This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

12.	The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.
In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

14.
This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

15.
This Agreement may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when counterparts have been signed by each party hereto and delivered to the other party.

16.
The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement shall constitute written confirmation of the Company’s agreement to sell Securities to such Investor. No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Registration Statement or as to the fairness of the terms of the Offering nor any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, Investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved.

INVESTOR SIGNATURE PAGE

Number of Shares:

Purchase Price Per Share: $0.50

Aggregate Purchase Price:

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: September 11, 2017

INVESTOR
By:
Print Name:
Title:
Name in which Securities are to be registered:

Mailing Address:

Taxpayer Identification Number:

Agreed and Accepted this          day of         , 2017:

MABVAX THERAPEUTICS HOLDINGS, INC.
By:
Title:

EXHIBIT A

TO BE COMPLETED BY INVESTOR
DWAC SETTLEMENT

Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth on the signature page of the Agreement to which this Exhibit A is attached, and released by Computershare Trust Company, N.A., the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing.

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

DTC Participant Number:

Name of Account at DTC Participant being credited with the Shares:

Account Number at DTC Participant being credited with the Shares:

NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THE AGREEMENT TO WHICH THIS EXHIBIT A IS ATTACHED BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)
DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) ON THE CLOSING DATE INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Beneficiary Bank Name: Pacific Premier Bank
17901 Von Karman Ave.
Irvine, CA 92614
Routing # 322285781
Beneficiary: Name: MabVax Therapeutics Holdings, Inc.
Address: 11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
Account#: 1202301844
Reference: [Exact Name of Investor]: ___________________